Number	ORGANIZED UNDER THE LAWS OF DELAWARE	Shares

SWIFT ENERGY COMPANY
COMMON STOCK
$.01 PAR VALUE
CUSIP 87073T 105

This is to Certify that	is the owner of
fully paid and
Non-assessable shares of the above Company transferable only on the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness, the seal of the Company and the signatures of its duly authorized officers.

Dated	______________________________

/s/ Christopher M. Abundis	/s/ Terry E. Swift
Christopher M. Abundis, Secretary	Terry E. Swift, Chief Executive Officer

SWIFT ENERGY COMPANY

PLEASE INSERT SOCIAL SECUIRTY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint	Attorney
to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: ________________________________________

X
x	(SIGNATURE)
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM)

SIGNATURE(S) GUARANTEED BY: